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                                                                  Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors
eResearchTechnology, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-88361) and in the registration statements on Form S-8 (Nos. 333-61954, 333-26471, 333-80121 and 333-107272) of eResearchTechnology, Inc. of
our report dated January 29, 2004, with respect to the consolidated balance sheets of eResearchTechnology, Inc. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of eResearchTechnology, Inc.

Our report refers to our audit of the adjustments that were applied and disclosures that were added to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

                                            /s/ KPMG LLP

Philadelphia, Pennsylvania
March 10, 2004